Exhibit 10.9

TAX-EXEMPT BOND AGREEMENT

THIS TAX-EXEMPT BOND AGREEMENT (this “Agreement”) is made as of this 30th day of September, 2021 (the “Effective Date”), by and between International Paper Company, a New York corporation (“International Paper”), and Sylvamo North America, LLC, a Delaware limited liability company (“Sylvamo”).

Recitals

The facilities owned by International Paper listed in Schedule A hereto (the “Tax-Exempt Facilities”) have been financed and/or refinanced, in whole or in part, with proceeds of the issuance and sale of the Series 2019 Bonds (as defined and listed in Schedule B hereto, the “Tax-Exempt Bonds”). International Paper is the obligor and borrower in respect of the Tax-Exempt Bonds. The obligations of International Paper with respect to the Tax-Exempt Bonds are contained in the agreement listed in Schedule C hereto (the “Installment Sale Agreement”).

The interest paid or accrued on the Tax-Exempt Bonds, with certain exceptions, is not includable in the gross income of the holders of the Tax-Exempt Bonds (the “Bondholders”) for purposes of federal income taxation. Pursuant to the Internal Revenue Code of 1986, as amended (collectively, the “Code”), the basis for the federal income tax exclusion for interest payable to the Bondholders is the use of the Tax-Exempt Facilities for certain qualified purposes.

The use of all or part of the Tax-Exempt Facilities for a purpose other than a qualifying purpose or purposes may cause (a) the interest payable on all or part of the Tax-Exempt Bonds to be includable in the federal gross income of the Bondholders possibly with retroactive effect, and/or (b) the deductibility of the interest payable by International Paper on all or part of the Tax-Exempt Bonds to be disallowed by the Code.

The parties hereto desire to enter into this Agreement to ensure that the Tax-Exempt Facilities will continue to be used in a qualifying manner as required by the Code.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto formally covenant, agree and bind themselves as follows:

Section 1. (a) Pursuant to authority granted in the Installment Sale Agreement, International Paper hereby transfers and assigns as of the Effective Date unto Sylvamo and its successors and assigns all of its right, title and interest in and to, and all remedies under, the Installment Sale Agreement, including, without limitation, the rights to any condemnation and insurance proceeds, and except for the Retained Liabilities (as hereinafter defined), Sylvamo hereby assumes as of the Effective Date all of International Paper’s obligations under the Installment Sale Agreement, all upon the terms and subject to the conditions set forth herein. Sylvamo’s assumption of International Paper’s obligations hereunder and under the Installment Sale Agreement are subject to any and all limitation, exclusions, conditions and non-recourse limitations set forth in the Installment Sale Agreement. Notwithstanding the foregoing, International Paper shall remain liable for (i) the payment obligations with respect to the Tax-Exempt Bonds and “Administrative Expenses” (as defined in the Installment Sale Agreement), including, without limitation, any amounts payable under the “Indenture” (as defined in the

Installment Sale Agreement), (ii) any indemnification obligations under the Installment Sale Agreement, other than such indemnification obligations caused by or arising from the operation, use, occupancy, maintenance and ownership of the Tax-Exempt Facilities after the Effective Date, (iii) any obligations with respect to the acquisition, construction and installation of the Tax-Exempt Facilities, (iv) any representation or warranty made by International Paper under the Installment Sale Agreement and (v) the payment of all amounts, the performance of all duties and obligations and the satisfaction of all conditions under the Installment Sale Agreement that accrued prior to the Effective Date or which were to be performed or satisfied prior to the Effective Date or which arise from events, actions or omissions which occurred on or before the Effective Date, including, without limitation, its obligations under any indemnities included in the Installment Sale Agreement (collectively, the “Retained Liabilities”).

(b) Sylvamo acknowledges the recitals herein and that any breach bySylvamo of its obligations under this Agreement could result in the incurrence by International Paper of additional costs and expenses, including, but not limited to, an increase in the rate of interest required to be paid to the Bondholders, liability to some or all of the Bondholders for their failure to include interest payable on the Tax-Exempt Bonds in their respective federal gross income in the event of a final determination of taxability by the Internal Revenue Service (the “IRS”) and loss of the interest deduction to International Paper under the Code. Sylvamo acknowledges receipt of copies of the Installment Sale Agreement and tax compliance documents or non-arbitrage certificates for the Tax-Exempt Bonds and certain tax representations made by International Paper in such documents. International Paper represents that it is in compliance with such tax representations and that no default or event of default exists under the tax compliance documents or non-arbitrage certificates for the Tax-Exempt Bonds.

Section 2. In order to avoid any or all of the consequences described in Section 1 and the recitals herein, Sylvamo agrees that it will not use, or permit the use of, all or part of the Tax-Exempt Facilities for any purpose except (a) the current use of such Tax-Exempt Facilities or (b) use as contemplated by the tax compliance documents or non-arbitrage certificates for the Tax-Exempt Bonds, unless Sylvamo (x) provides notice to International Paper in accordance with Section 3 hereof or (y) obtains at its own expense an opinion addressed to International Paper of nationally recognized bond counsel reasonably acceptable to International Paper that such proposed change in use of the Tax-Exempt Facilities or part thereof will not impair (I) the exclusion from gross income of the interest on any Tax-Exempt Bonds for federal income tax purposes or (II) the deductibility of the interest payable on the Tax-Exempt Bonds by International Paper under the Code.

Section 3. Notwithstanding any other provision in this Agreement, it is expressly understood and agreed that the provisions of this Agreement shall not prohibit Sylvamo from ceasing to operate, maintain or repair any element or item of the Tax-Exempt Facilities, suspending the operation of the Tax-Exempt Facilities on a temporary basis, changing the use of the Tax-Exempt Facilities, or terminating the operation of the Tax-Exempt Facilities on a permanent basis and shutting down, selling or transferring, retiring and/or decommissioning the Tax-Exempt Facilities, provided the purchaser or transferee of the Tax-Exempt Facilities shall expressly assume in writing the obligations of Sylvamo hereunder in a separate tax-exempt bond agreement (or similarly styled agreement) among International Paper, Sylvamo and the purchaser or the transferee. Sylvamo shall provide to International Paper written notice at least thirty (30) days (or such shorter period of time as may be agreed to by International Paper and Sylvamo) in advance of any change in use, permanent shut-down, retirement, abandonment or decommissioning of any Tax-Exempt Facilities in whole or in part.

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Section 4. International Paper and Sylvamo agree to cooperate fully with each other in the event of an audit of the Tax-Exempt Bonds and/or the deductibility and/or excludability of interest payable thereon by the IRS and to provide in a timely fashion copies of or reasonable access to all documents and papers relating to the Tax-Exempt Facilities which may be necessary in connection with a response to such audit.

Section 5. Sylvamo agrees reasonably to assist International Paper in connection with the refinancing with tax-exempt bonds of any or all of the Tax-Exempt Facilities, including, but not limited to, certifications regarding the continued operation, anticipated useful life and relevant operating data with respect to such facility and to communicate support for such refinancing to the issuer of tax-exempt bonds upon request of International Paper.

Section 6. (a) International Paper hereby represents and warrants that it has the power and authority to enter into and execute this Agreement and any other documents or instruments necessary or desirable in connection herewith.

(b) International Paper hereby represents and warrants that, as of the Effective Date, (i) there are no fees and other amounts payable to the Issuer under the Installment Sale Agreement that are currently due and payable or that have accrued but are unpaid, (ii) International Paper is not in default (and no circumstances exist or fail to exist that, with the giving of notice or passage of time or both would constitute such a default) under the Installment Sale Agreement, and (iii) no material breaches, defaults or defenses have been asserted under the Installment Sale Agreement by any of the parties thereto (including International Paper).

(c) International Paper further represents and warrants that, as of the Effective Date, (i) the Tax-Exempt Facilities have been completed, (ii) it has delivered to Sylvamo a complete and correct copy of the Installment Sale Agreement, (iii) the Installment Sale Agreement has not been modified or amended and is in full force and effect, and (iv) the Issuer has not assigned or pledged its interest in the Installment Sale Agreement.

(d) As required by and in accordance with Section 7.01 of the Installment Sale Agreement, International Paper shall cause a notice of assignment and a copy of this Agreement to be delivered to the Issuer and Tax-Exempt Bond trustee within 30 days of the date hereof under notice in the form substantially similar to that which is attached hereto as Schedule D.

(e) From and after the Effective Date, International Paper will at its own expense indemnify and hold harmless Sylvamo from all actions, suits, losses, costs (including, without limitation, reasonable attorneys’ fees and expenses), obligations and liability arising with respect to (i) the Retained Liabilities, (ii) International Paper’s default with respect to its covenants and obligations under this Agreement, and (iii) any misrepresentation or incorrect warranty of International Paper set forth herein. The obligations of International Paper under this Section 6(e) shall be absolute and unconditional and shall survive the expiration or termination of the Installment Sale Agreement.

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Section 7. (a) Sylvamo hereby represents and warrants that Sylvamo has the power and authority to enter into and execute this Agreement and any other documents or instruments necessary or desirable in connection herewith, and to incur and perform the obligations provided for herein.

(b) Following the Effective Date and throughout the remaining term of the Installment Sale Agreement, Sylvamo will at its own expense indemnify and hold harmless International Paper from all actions, suits, losses, costs (including, without limitation, reasonable attorneys’ fees and expenses), obligations and liability arising with respect to (i) Sylvamo’s default with respect to its covenants and obligations under this Agreement and (ii) the Installment Sale Agreement (other than with respect to the Retained Liabilities) and the performance and observance of any and all other agreements of International Paper provided in the Installment Sale Agreement other than the Retained Liabilities. The obligations of Sylvamo under this Section 7(b) shall be absolute and unconditional and shall remain in full force and effect until the Installment Sale Agreement has expired.

Section 8. The obligations of each party hereto are unconditional and shall not be contingent upon performance by the other party of its obligations hereunder.

Section 9. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of Delaware (without giving effect to Delaware’s conflicts of law analysis).

Section 10. All notices, requests, claims, demands and other communications to be given or delivered under or by the provisions of this Agreement shall be in writing and shall be deemed given only (a) when delivered personally to the recipient, (b) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid); provided that confirmation of delivery is received, (c) when sent if sent by e-mail transmission or (d) five days after being mailed to the recipient by certified or registered mail (return receipt requested and postage prepaid). Such notices, demands and other communications shall be sent to the parties at the following addresses (or at such address for a party as will be specified by like notice):

(a)	if to International Paper, to:

International Paper Company

6400 Poplar Avenue

Tower 3, 2nd Floor

Memphis, Tennessee 38197

Attention: General Counsel

E-mail: Sharon.ryan@ipaper.com

(b)	if to Sylvamo, to:

Before June 30, 2022:

Sylvamo Corporation

6400 Poplar Ave

4

Tower 1, 9th Floor

Memphis, TN 38197

Attn: General Counsel

E-mail: Matthew.barron@sylvamo.com

After June 30, 2022:

Sylvamo Corporation

6077 Primacy Parkway

Memphis, Tennessee 38119

Attn: General Counsel

E-mail: Matthew.barron@sylvamo.com

Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or five business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 11. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

Section 12. This Agreement may not be amended, altered or terminated except by a written instrument signed by the parties hereto. This Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, International Paper and Sylvamo have caused this Agreement to be executed in their respective names by their duly authorized officers, all as of the date first above written.

INTERNATIONAL PAPER COMPANY

By:	/s/ Keith R. Townsend
Name:	Keith R. Townsend
Title:	VP Strategic Initiatives

SYLVAMO NORTH AMERICA, LLC

By:	/s/ John V. Sims
Name:	John V. Sims
Title:	Senior Vice President

[Signature Page to Tax-Exempt Bond Agreement]

SCHEDULE A

Tax-Exempt Facilities

SCHEDULE B

Tax-Exempt Bonds

$2,900,000 Essex County Industrial Development Agency Environmental Improvement Revenue Refunding Bonds (International Paper Company Project), Series 2019A (the “Series 2019 Bonds”)

SCHEDULE C

Installment Sale Agreement

Installment Sale Agreement, dated as of October 1, 2019, between the Essex County Industrial Development Agency and International Paper, relating to the Series 2019 Bonds.

SCHEDULE D

[LETTERHEAD]

[______________] [    ], 2021

[Address]

Re:	$2,900,000 Essex County Industrial Development Agency Environmental Improvement Revenue Refunding Bonds (International Paper Company Project), Series 2019A (the “Bonds”)

Ladies and Gentlemen:

In connection with the referenced Bonds and pursuant to the requirements of Section 7.01 of the Installment Sale Agreement, dated as of October 1, 2019 (the “Agreement”), between the Essex County Industrial Development Agency (the “Issuer”) and International Paper Company (“International Paper”), enclosed is a true and complete copy of a Tax-Exempt Bond Agreement, dated as of [__________] [ ], 2021 (the “TEB Agreement”), between International Paper and Sylvamo North America, LLC, relating to, among other things, the assignment by International Paper of all of its right, title and interest in and to, and all remedies under, the Agreement.

Very truly yours,

International Paper Company

By:
Authorized Company Representative